As filed with the Securities and Exchange Commission on April 17, 1997
             Registration No. ___________

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                   CLASSIC RESTAURANTS INTERNATIONAL, INC.
           (Exact Name of Registrant as Specified in Its Charter)

                   Colorado                        84-1122431
         (State or Other Jurisdiction           (I.R.S. Employer
       of Incorporation or Organization)     Identification Number)

   3500 Parkway Lane, Suite 435, Norcross, Georgia     30092
    (Address of Principal Executive Offices)         (Zip Code)

       Legal Services Agreement with Mottern & Van Gelderen
    Legal Services Agreement with Law Offices of Fay Matsukage
         Accounting Services Agreement with Kathryn Yancey
  Client Service Agreement with International Corporate Development, Inc. Financial Services Agreement with Bridgewater Capital Corporation
                    (Full title of the plan)

                      Caroline P. Anderson
              Classic Restaurants International, Inc.
                   3500 Parkway Lane, Suite 435
                     Norcross, Georgia 30092
             (Name and address of agent for service)

                        (770) 729-9010
  (Telephone number, including area code, of agent for service)

                         COPIES TO:
                  Robert J. Mottern, Esq.
                  Mottern & Van Gelderen
              2200 Century Parkway, Suite 200
                   Atlanta, Georgia 30345
                      (404) 329-0606

             CALCULATION OF REGISTRATION FEE

  Title of      Amount to be      Proposed      Proposed     Amount of
 Securities      Registered       Maximum       Maximum     Registration
   to be                          Offering      Aggregate      Fee
 Registered                       Price Per     Offering
                                  Share(1)      Price
 ----------    -------------      ---------    ----------   ------------
 Class A       390,000 shares     $1.375       $536,250.00  $162.50
 Common Stock

(1) Calculated based on Rule 457(h). Average of the closing bid and asked prices as of March 27, 1997.



                            PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents are incorporated by reference in this registration statement:

     (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (b) Registrant's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1996 and December 31, 1996, and all other reports, if any, filed by the Registrant pursuant to Section 13(a) of the Securities Exchange Act of 1934 since the end of the fiscal year ended June 30, 1996.

     (c) The description of Registrant's Class A Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on April 29, 1996 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.      DESCRIPTION OF SECURITIES.

     The Class A Common Stock to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Colorado corporate law, Article VII of the Registrant's Articles of Incorporation, as amended, and Article XI of the Registrant's Bylaws permit the Registrant to indemnify any director, officer, former director or officer, and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, unless they are adjudged in such suit negligent or guilty of misconduct in the performance of their duties.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.      EXHIBITS.

 Exhibit No.        Exhibit
    4.1       Articles of Incorporation, as amended
              (filed as an exhibit to the Registrant's
              Registration Statement on Form 8-A, and
              incorporated herein by reference)

    4.2       Bylaws (filed as an exhibit to the
              Registrant's Registration Statement on Form
              8-A, and incorporated herein by reference)

    4.3       Legal Services Agreement with Mottern & Van
              Gelderen dated March 31, 1997

    4.4       Legal Services Agreement with Law Offices of
              Fay Matsukage dated March 27, 1997

    4.5       Accounting Services Agreement with Kathryn
              Yancey dated March 28, 1997

    4.6       Client Services Agreement with International
              Corporate Development, Inc. dated March
              27, 1997

    4.7       Financial Services Agreement with Bridgewater
              Capital Corporation dated October 22, 1996, and
              Addendum dated March 29, 1997

    5.1       Opinion Regarding Legality

    23.1      Consent of Stark Tinter & Associates, LLC

    23.2      Consent of James Moore & Co., P.L.

    23.3      Consent of Mottern & Van Gelderen (included in
              Exhibit 5.1)

ITEM 9.      UNDERTAKINGS.

(a)   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on April 17, 1997.

                 CLASSIC RESTAURANTS INTERNATIONAL, INC.

                 By:  /s/Caroline P. Anderson
                      Caroline P. Anderson
                      Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

April 17, 1997                \s\James Robert Shaw
Date                           James Robert Shaw
                               President, Treasurer (Principal
                               Executive Officer) and Director


April 17, 1997                \s\Caroline P. Anderson
Date                           Caroline P. Anderson
                               Executive Vice President,
                               Secretary (Principal Financial
                               Officer) and Director


April __, 1997                ______________________________
Date                           Daniel Howell
                               Director